EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



                        Atlantic Antibodies, Inc.
                        Incorporated in the State of Delaware
                        d.b.a. Atlantic Antibodies, Inc.


                        INCSTAR UK Ltd.
                        Incorporated in the United Kingdom
                        d.b.a. INCSTAR Limited


                        Immuno Nuclear Export, Limited
                        Incorporated in Jamaica
                        d.b.a. Immuno Nuclear Export Limited